SECOND AMENDMENT OF LEASE

THIS AMENDMENT made and entered into as of the 21st day of May, 2007 by and between Rodger P. Nordblom and Peter C. Nordblom, as Trustees of Northwest Associates ("Landlord") and LeMaitre Vascular, Inc. ("Tenant").

WITNESSETH

WHEREAS, Landlord and Tenant entered into a lease dated March 31, 2003, as amended by the First Amendment of Lease dated May 21, 2004, (collectively the "Lease") for the Premises containing 27,098 rentable square feet in the building located at 63 Second Avenue, Burlington, Massachusetts; and

WHEREAS, Landlord and Tenant would like to extend the term of the Lease for an additional one (1) year expiring on March 31, 2009;

NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree that the Lease shall be amended as follows, effective as of the date of this Amendment:

1. The term of the Lease is hereby extended for one (1) year and the Expiration Date as contained in Section 1.1 of the Lease, shall be changed to March 31, 2009. Tenant shall have no further right under the Lease to extend the term thereof and Section 2.3 of the Lease is hereby deleted.

2. Effective as of April 1, 2008, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate specified in Section 1.1 of the Lease shall remain at $324,672 and $28,556.00 respectively through March 31, 2009.

3. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

As amended hereby, the Lease is ratified and confirmed in all respects, and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment of Lease under seal as of the date first written above.

LANDLORD:

/s/ Peter C. Nordblom

As Trustee and not individually

/s/ Rodger P. Nordblom

As Trustee and not individually

TENANT:

LEMAITRE VASCULAR, INC.

By: /s/ Trent G. Kamke

Print Name: Trent G. Kamke

Print Title: SVP-Operations

Hereunto duly authorized